March 9, 1994



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Re:  Rogers Corporation
     Commission File No. 1-4347

Ladies and Gentlemen:

Pursuant to Rule 14a-6 under the Securities Exchange Act of 1934 (relating to the filing or proxy solicitation material), Regulation S-T (promulgated by the Commission with respect to the electronic filing of documents) and the provisions of the EDGAR Filer Manual (for use by filers in connection with electronic filings made pursuant to the Federal securities laws), Rogers Corporation (the "Company") herewith files with the Commission by direct transmission (as defined in Regulation S-T) preliminary copies of its proxy statement and form of proxy (which will be printed on a card) for use in the solicitation of proxies for its annual meeting of shareholders scheduled to be held on April 28, 1994. The preliminary proxy material filed herewith includes the cover page set forth in SCHEDULE 14A.

The preliminary proxy material includes the solicitation of proxies to approve the Company's 1994 Stock Compensation Plan. Pursuant to Instruction 5 to Item 10 of SCHEDULE 14A, you are hereby advised supplementally that the shares of the Company's Capital Stock issuable under such plan will be registered on Form S-8 as soon as practicable following approval by the shareholders at the annual meeting.

It is anticipated that definitive copies of the proxy material will be distributed by mail to shareholders on March 21, 1994.

Pursuant to Item 304(a) of Regulation S-T, the filed material includes an appendix which provides a narrative description of the substantive information conveyed by the performance graph included in the proxy statement, as required by Item 402(1) of Regulation S-K. Pursuant to Item 311(b) of Regulation S-T, the performance graph has been submitted in paper form to the Commission under cover of Form SE.

The filing fee of $125 has been paid by wire transfer to the U.S. Treasury designated lockbox depository at Mellon Bank in Pittsburgh, Pennsylvania, in accordance with Regulation S-T and Rule 3a of the Commission's Informal and Other Procedures.

                                Very truly yours,



                                Robert M. Soffer
                                Treasurer
                                ROGERS CORPORATION

                          SCHEDULE 14A
                         (RULE 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934

Filed by the registrant X
Filed by a party other than the registrant _

Check the appropriate box:
X Preliminary proxy statement
_ Definitive proxy statement
_ Definitive additional materials
_ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              ROGERS CORPORATION
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              ROBERT M. SOFFER
           (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

X $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

_ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
  6(i)(3).
_ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

______________________________________________________________________________

  (2) Aggregate number of securities to which transaction applies:

______________________________________________________________________________

  (3) Per unit price or their underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

______________________________________________________________________________

  (4) Proposed maximum aggregate value of transaction:

______________________________________________________________________________

_ Check box if any part of the fee is offset as provided by the Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid: _______________________________________________

  (2) Form, Schedule or Registration Statement No.: _________________________

  (3) Filing Party: _________________________________________________________

  (4) Date Filed: ___________________________________________________________


- ----------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                          *PRELIMINARY*













                       ROGERS CORPORATION


                  NOTICE OF 1994 ANNUAL MEETING

                         PROXY STATEMENT
















                          *PRELIMINARY*

                                                   March ___, 1994


ROGERS CORPORATION
ONE TECHNOLOGY DRIVE
ROGERS, CONNECTICUT  06263

(203) 774-9605



Dear Shareholder:

We extend a cordial invitation for you to attend the Corporation's Annual Meeting of Shareholders on Thursday, April 28, 1994, at 10:30 A.M., in The Goodwin Hotel, One Haynes Street, Hartford, Connecticut.

The formal action this year is expected to consist of the election of Directors, approval of a new stock compensation plan and the authorization of an amendment to the Corporation's Restated Articles of Organization to increase the number of authorized shares. Following the meeting formalities, there will be reports about the Corporation's current operations and future
prospects.   We will welcome your questions and comments.

Whether or not you plan to attend, it is important that your shares be represented at this meeting. Please complete, sign, date and return the proxy card in the enclosed envelope. Should you be able to attend -- and we hope you do -- we will be happy to have you vote in person.



                              Sincerely,



                              Harry H. Birkenruth
                              President and
                              Chief Executive Officer

NOTICE OF ANNUAL MEETING


The Annual Meeting of Shareholders of Rogers Corporation, a Massachusetts corporation, will be held on Thursday, April 28, 1994, at 10:30 A.M., in The Goodwin Hotel, One Haynes Street, Hartford, Connecticut, for the following purposes:

1. To fix the number of and to elect a Board of Directors for the ensuing year.

2.  To approve the Corporation's 1994 Stock Compensation Plan.

3. To amend the Corporation's Restated Articles of Organization to increase the authorized Capital Stock, $1 par value per share, to 25,000,000 shares.

4.  To transact such other business as may properly come before the meeting.

Shareholders entitled to receive notice of and to vote at the meeting are determined as of the close of business on March 1, 1994, the record date fixed by the Board of Directors for such purpose.


                      By Order of the Board of Directors

                         Robert M. Soffer, Clerk

                               March ___, 1994















________________________________________________________________________

Shareholders are requested to complete, sign and date the enclosed proxy and send it by return mail in the enclosed envelope. Proxies are revocable and any shareholder may withdraw his or her proxy and vote in person at the meeting.

PROXY STATEMENT

ROGERS CORPORATION

ONE TECHNOLOGY DRIVE

ROGERS, CONNECTICUT 06263

March ___, 1994

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rogers Corporation for the Annual Meeting of Shareholders to be held on Thursday, April 28, 1994 at 10:30 A.M., in The Goodwin Hotel, One Haynes Street, Hartford, Connecticut.

Shareholders of record as of the close of business on March 1, 1994, are entitled to vote at the meeting and any adjournment thereof. As of that date, 3,234,719 shares of Capital Stock of the Corporation were outstanding. Shareholders are entitled to one vote for each share owned. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. Any shareholder submitting a proxy has the right to revoke it any time before it is exercised.

The persons named in the enclosed proxy are both officers of the Corporation and Harry H. Birkenruth is also a Director. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted: (a) FOR fixing the number of Directors for the ensuing year at nine and the election of the nominees to the Board of Directors shown on the next page under the heading "Nominees for Director" (except for any nominee or nominees as to whom authority is withheld), (b) FOR the approval of the Corporation's 1994 Stock Compensation Plan and (c) FOR the amendment to the Corporation's Restated Articles of Organization. Shares represented by proxies that withhold authority to vote for a nominee for election as a Director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or other non-beneficial owners as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or other non-beneficial owner does not have discretionary or voting power on a particular matter) will be recorded only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the election of Directors. With respect to the proposal to approve the 1994 Stock Compensation Plan, an abstention will have the effect of a vote against the proposal while a broker non-vote will have no effect on the outcome. Both abstentions and broker non-votes will have the effect of a vote against the proposal to approve the amendment to the Restated Articles of Organization.

No matters other than those set forth in the Notice of Annual Meeting on the preceding page are expected to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

An Annual Report containing financial statements is enclosed with, but not as a part of, this proxy statement.

                               PROPOSAL 1

ELECTION OF DIRECTORS

The Directors of the Corporation are elected annually and hold office until the next Annual Meeting of Shareholders and thereafter until their successors have been elected and qualified. The Directors know of no reason why any nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of such other person, or for fixing the number of Directors at a lesser number, as the Board of Directors may recommend. All of the nominees are currently Directors of the Corporation and were elected to their present term of office at the Annual Meeting of Shareholders held on June 8, 1993, except for Messrs. Baker, Howey and Mitchell, who each have been nominated for the first time.

Nominees for Director
______________________________________________________________________________
                     Age and Year   Positions      Principal
                     First Became   Now Held       Occupation and
Name                   Director     With Rogers    Other Directorships


Leonid V. Azaroff      67 - 1976    Director       Professor Emeritus,
                                                   Institute of
                                                   Materials Science,
                                                   University of Connecticut

Leonard M. Baker       59                          Vice President, Technology
                                                   Praxair, Inc.

Wallace Barnes         68 - 1983    Director       Director, Chairman and
                                                   Retired Chief Executive
                                                   Officer, Barnes Group, Inc;
                                                   Director, Aetna Life &
                                                   Casualty; Director, Loctite
                                                   Corporation; Director,
                                                   Rohr, Inc.

Harry H. Birkenruth    62 - 1964    President;     President, Chief Executive
                                    Director       Officer, Rogers Corporation

Mildred S. Dresselhaus 63 - 1986    Director       Institute Professor,
                                                   Massachusetts Institute of
                                                   Technology

Donald J. Harper       66 - 1986    Director       Retired Chairman and
                                                   Chief Executive Officer,
                                                   Insilco Corporation;
                                                   Director, Okay Industries,
                                                   Inc.

Gregory B. Howey       51                          Director, President, Okay
                                                   Industries, Inc.

Leonard R. Jaskol      56 - 1992    Director       Director, Chairman,
                                                   President, Chief Executive
                                                   Officer, Lydall, Inc.;
                                                   Director, Eastern
                                                   Enterprises

William E. Mitchell    50                          Director, President, Chief
                                                   Executive Officer, Nashua
                                                   Corporation

The Board of Directors recommends a vote FOR fixing the number of Directors for the ensuing year at nine and the election of the above named nominees. Such individuals will be elected as Directors upon approval of a majority of the shares of Capital Stock present or represented and entitled to vote at the 1994 Annual Meeting of Shareholders.


STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding ownership of the Corporation's Capital Stock as of February 1, 1994 by each of the current Directors, individuals being nominated for Director for the first time and executive officers named in the Summary Compensation Table (the "Named Executive Officers") and by all such individuals as a group (as there are no other executive officers).

Name of Person                  Amount and Nature of        Percent
or Group                        Beneficial Ownership        of Class

Leonid V. Azaroff                       6,958(1)(2)            *
Leonard M. Baker                            0                  0
Wallace Barnes                          1,000                  *
Harry H. Birkenruth                    45,641(2)              1.41
Mildred S. Dresselhaus                  3,200                  *
Donald J. Harper                        1,000                  *
Aarno A. Hassell                       17,220(2)               *
Gregory B. Howey                            0                  0
Leonard R. Jaskol                       1,000                  *
D. Bruce Merrifield(3)                  1,711(2)               *
William E. Mitchell                         0                  0
Stuart J. Safft (4)                     4,373                  *
Robert M. Soffer                        9,261(2)               *
William R. Thurston(3)                    100(1)               *
Robert D. Wachob                       11,233(2)               *

Directors, Nominees For Director
and Named Executive Officers          102,697(2)              3.18
as a Group
15 Persons

(1) Dr. Azaroff and Mr. Thurston own, respectively, 900 and 100 shares, included above, as to which investment and voting power is shared.

(2) Includes the following shares of the Corporation's Capital Stock which may be acquired under options exercisable within 60 days after February 1, 1994: Dr. Azaroff, 3,958 shares; Mr. Birkenruth, 15,567 shares; Mr. Hassell, 11,800 shares; Dr. Merrifield, 858 shares, Mr. Soffer, 9,217 shares; and Mr. Wachob, 10,233 shares.

(3) Dr. Merrifield and Mr. Thurston will be retiring as Directors at the April 28, 1994 annual meeting.

(4) Mr. Safft resigned in September of 1993 to take a position with another company.

*  Less than 1% of outstanding Capital Stock.

Messrs. Birkenruth and Wachob each failed to file one report on a timely basis with respect to one transaction each in the Corporation's Capital Stock as required by Section 16(a) of the Securities Exchange Act of 1934. Mr. Safft failed to file two such reports on a timely basis, the first report related to one transaction in the Corporation's Capital Stock and the second report to two transactions. Each of the late filings was due to an oversight.

BENEFICIAL OWNERSHIP OF MORE THAN FIVE PERCENT OF THE CORPORATION'S STOCK


The following table sets forth information as to the beneficial ownership of each person known to the Corporation to own more than 5% of the outstanding Capital Stock.

                                     Shares             Percent
Name and Address                   Beneficially           of
of Beneficial Owner (1)              Owned              Class (2)

Capital Research and                 220,000              6.8
Management Company (3)
333 South Hope Street
Los Angeles, California  90071

Dimensional Fund Advisors Inc. (4)   189,500              5.9
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

Orion Capital Corporation            306,600              9.5
30 Rockefeller Plaza
New York, New York  10112

State Farm Mutual Automobile         200,000              6.2
Insurance Company
One State Farm Plaza
Bloomington, Illinois  61710

The TCW Group, Inc. (5)              182,000              5.6
865 South Figueroa Street
Los Angeles, California  90017



(1) Connecticut Mutual Life Insurance Company, 140 Garden Street, Hartford, Connecticut 06154, is the holder of $4,500,000 of the Corporation's 10.5% Convertible Subordinated Notes due January 1, 1997, currently convertible into 204,545 shares of the Corporation's Capital Stock (on a proforma basis, 6.0% of the Corporation's Capital Stock after giving effect to such conversion).

(2) The Corporation has only one class of stock, its Capital Stock.

(3) Capital Research and Management Company, a registered investment adviser and an operating subsidiary of The Capital Group, Inc., exercises investment discretion with respect to 220,000 shares, or 6.8% of outstanding shares, which were owned by various institutional investors. Said subsidiary has no power to direct the vote of such shares.

(4) Persons who are officers of Dimensional Fund Advisors Inc. also serve as officers of DFA Investment Dimensions Group Inc., (the "Fund") and The Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 66,700 shares which are owned by the Fund and 5,000 shares which are owned by the Trust. These 71,700 shares are included in the 189,500 shown above.

(5) The TCW Group, Inc. was formerly known as TCW Management Company.

BOARD OF DIRECTORS

Meetings; Certain Committees

The Board of Directors of the Corporation, which held six meetings during 1993, has five committees, including an Audit Committee and a Compensation and Organization Committee. There is no nominating committee. All Directors attended more than 75 percent of the aggregate of the total number of meetings of the Board and the committees on which each Director serves.

The Audit Committee held two meetings in 1993, and has among its functions making recommendations with respect to the selection of the independent auditors of the Corporation, meeting with the auditors to review the scope, accuracy and results of the audit, and making inquiries as to the adequacy of the Corporation's accounting, financial and operating controls. Dr. Azaroff is chairperson of the Audit Committee, with Mr. Jaskol and Dr. Merrifield as members.

The Compensation and Organization Committee held five meetings in 1993, and has among its functions reviewing the salary system to ensure external competitiveness and internal consistency, and reviewing incentive compensation plans to ensure that they continue to be effective incentive and reward systems. The Compensation and Organization Committee also determines the President's compensation and approves or disapproves the President's recommendations with respect to the compensation of executive officers who normally report to him. Mr. Barnes is chairperson of the Compensation and Organization Committee, with Messrs. Harper and Jaskol as members.

Directors' Compensation

For 1993, each Director who was not an employee of the Corporation was paid an annual retainer of $12,500, $1,050 for each Board meeting attended and $1,250 or $800 for each committee meeting attended, the amount varying by capacity as chairperson or as a member.

Pursuant to the 1988 Stock Option Plan, each non-employee Director may elect annually to receive all or part of his or her annual retainer and fees in the form of a non-qualified stock option. Such Director's options will have a price per share equal to $1.00 and will be granted each July and January with respect to the waived amount of compensation earned for the immediately preceding six full calendar months. The number of shares subject to a Director's option is determined by dividing the waived amount of the Director's prorated annual retainer and fees applicable to the six-month period by the difference between the fair market value of a share of Capital Stock as of the date of grant and $1.00. In January of 1993, Dr. Azaroff received a stock option grant for 831 shares and Dr. Merrifield received a stock option grant for 858 shares. In July of 1993, Dr. Azaroff received a stock option grant for 385 shares and during that same month Dr. Merrifield exercised a Director's option for 653 shares. No further option grants under the above referenced Director stock option program will be made if shareholders approve the 1994 Stock Compensation Plan as described in Proposal
2. The 1994 plan, if approved, will result in each non-employee Director receiving a substantial portion of his or her compensation in stock and stock options.

EXECUTIVE COMPENSATION

The tables, graphs and narrative on pages 9 through 17 of this Proxy Statement set forth certain compensation information about the Corporation's Chief Executive Officer and its other four most highly compensated executive officers. The Corporation does not presently have any Long-Term Incentive Plans and did not reprice any stock options (as defined by the executive compensation reporting rules of the Securities and Exchange Commission). Therefore, no corresponding tables are provided.


Summary Compensation Table
                                                              Long-Term
                                                             Compensation
                                Annual Compensation            Awards
                            --------------------------       -----------
                                                    Other       Stock        All
Name and                                            Annual      Options     Other
Principal                                           Compen-    (Number of   Compen-
Position               Year   Salary   Bonus        sation<F1>   Shares)    sation<F1><F2>

Harry H. Birkenruth<F3>1993  $226,600  $335,350<F4> $12,122<F5>  24,000     $6,642
President and Chief    1992   210,310      0         35,479<F6>  10,000      6,503
Executive Officer      1991   184,000      0                      5,500

Aarno A. Hassell       1993   130,810    61,397       3,588<F5>   8,000      2,510
Vice President,        1992   127,000      0          3,212<F5>   3,000      2,316
Circuit Materials      1991   121,000      0                      3,000
Group

Stuart J. Safft<F7>    1993   128,441      0          3,071<F5>  12,000        576
Senior Vice President  1992   156,000      0          2,852<F5>   4,300        707
                       1991   147,000      0                      3,800

Robert D. Wachob       1993   125,660   102,184<F4>               9,000        781
Vice President, Sales  1992   122,000      0                      3,400        553
and Marketing          1991   115,000      0                      2,900

Robert M. Soffer       1993    95,133    43,400                   6,000
Treasurer              1992    90,000     4,538                   2,000
                       1991    80,000      0                      1,600



<F1>Where appropriate, information is provided for 1993 and 1992.  No information is provided for 1991 pursuant to the transition rules of the Securities and Exchange Commission for reporting compensation. Includes perquisites and other personal benefits, unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

<F2>The stated amounts are the Corporation's matching contributions to the
    Rogers Employee Savings and Investment Plan, a 401(k) plan, and in the case of Mr. Birkenruth and Mr. Hassell, the Corporation's payments on whole life insurance policies owned by the named individual.

<F3>Mr. Birkenruth became President and Chief Executive Officer in April,
    1992.

<F4>Includes a 5,000 share grant of stock valued at $108,750 in the case of
    Mr. Birkenruth and a 1,000 share grant of stock valued at $21,750 in the case of Mr. Wachob. These one-time discretionary bonuses are not considered part of a Long-Term Incentive Plan.

                                9

<F5>Represents the above-market interest rate on deferred compensation that exceeds 120% of the applicable federal long-term rate.

<F6>Includes a personal car allowance of $12,532, personal tax and financial planning assistance of $12,367 and $10,850 of above-market interest on deferred compensation that exceeds 120% of the applicable federal long-term rate.

<F7>Mr. Safft resigned in September of 1993 to take a position with another company.



Stock Option/SAR Grants in Last Fiscal Year <F1>



                               Individual Grants <F2>
__________________________________________________________________________________
                                     %
                                  of Total
                                  Options/
                     Number of      SARs
                     Securities  Granted to                          Grant Date
                     Underlying  Employees                            Present
                     Options/       in     Exercise                  Value <F3>
                       SARs       Fiscal     Price    Expiration   Per
Name                 Granted      Year     Per Share     Date    Option     Total
Harry H. Birkenruth  24,000      17.0%      $16.75     4/26/03    $9.73   $233,520
Aarno A. Hassell      8,000       5.7        16.75     4/26/03     9.73     77,840
Stuart J. Safft      12,000       8.5        16.75     4/26/93     9.73    116,760
Robert D. Wachob      9,000       6.4        16.75     4/26/93     9.73     87,570
Robert M. Soffer      6,000       4.2        16.75     4/26/03     9.73     58,380


<F1>The Corporation does not presently have a "stock appreciation rights"
    (SAR) plan.

<F2>These stock options become exercisable in one-third increments on the second, third and fourth anniversary dates of the grant. These options expire ten years after the date of grant, or earlier due to termination of employment, death, or retirement.

<F3>Black-Scholes Assumption Disclosure

    The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated into the Black-Scholes model in estimating the value of the options reflected in the above table include the following:

    . An exercise price on the option of $16.75, equal to the fair market value of the underlying stock as of the date of grant.

    .  An option term of 10 years.

    . An interest rate of 5.97%, representing the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term.

    . Volatility of 33.615%, calculated using daily stock prices for the one-year period prior to the grant date.

    . Dividends at the rate of $0.00 per share, representing the annualized dividends paid with respect to a share of Capital Stock at the date of grant.

    The ultimate value of the options will depend on the future market price of the Corporation's Capital Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Corporation's Capital Stock over the exercise price on the date the option is exercised.


Aggregated Option/SAR Exercises During Fiscal 1993 and Fiscal Year-End Option/SAR Values<F1>


                    Number of
                     Shares                                         Value of Unexercised
                    Acquired                    Number of               In-The-Money
                      Upon                 Unexercised Options at         Options/SARs
                  Exercise      Value          Fiscal Year-End<F3>    Fiscal Year-End<F4><F5>
     Name         Of Options  Realized<F2> Exercisable Unexercisable Exercisable Unexercisable

Harry H. Birkenruth      0    $     0       12,600       38,800        $45,416     $375,330
Aarno A. Hassell         0          0       10,100       13,700         40,149      128,463
Stuart J. Safft<F6> 14,200     81,490            0            0              0            0
Robert D. Wachob         0          0        8,717       14,883         27,712      141,420
Robert M. Soffer         0          0        8,250<F7>    9,500         25,370       89,781



<F1>The Corporation does not presently have a "stock appreciation rights"
    (SAR) plan.

<F2>Defined as the difference between the fair market value of the Capital
    Stock and the exercise price of the option at time of exercise.

<F3>These stock options become exercisable in one-third increments on the second, third and fourth anniversary dates of the grant.

<F4>Defined as the difference between the fair market value of Capital Stock at fiscal year-end and the exercise price of the option.

<F5>An option is "in-the-money" if the fair market value of the underlying stock exceeds the exercise price of the option at the measurement date.

<F6>Mr. Safft resigned in September of 1993 to take a position with another company.

<F7>Includes an option for 1,000 shares which was not "in-the-money" at year-
    end.


Retirement Plans

The Pension Plan Table below reflects estimated annual benefits payable at age 65 ("normal retirement age") at various compensation levels and years of service pursuant to the Corporation's non-contributory defined benefit pension plans for domestic salaried employees.

                                     Annual Pension
                  Benefits Based on the Following Years of Service(1)(2)
              ________________________________________________________________
Final Average
Earnings(3)   10 years  15 years    20 years   25 years   30 years    35 years

$  75,000     $11,460   $17,180     $22,910    $ 28,640   $ 34,370    $ 36,090
  100,000      16,040    24,060      32,080      40,100     48,120      50,520
  125,000      20,620    30,930      41,250      51,560     61,870      64,960
  150,000      25,210    37,810      50,410      63,020     75,620      79,400
  175,000      29,790    44,680      59,580      74,470     89,370      93,840
  200,000      34,370    51,560      68,750      85,930    103,120     108,270
  225,000      38,960    58,430      77,910      97,390    116,870     122,710
  250,000      43,540    65,310      87,080     108,850    130,620     137,150
  275,000      48,120    72,180      96,250     120,310    144,370     151,590


(1) Benefits are calculated on a straight life annuity basis and such amounts are reduced by offsets for estimated applicable Social Security benefits.

(2) Federal law limits the amount of benefits payable under tax qualified plans, such as the Rogers Corporation Pension Plan for Salaried Employees. The Corporation has adopted a supplemental retirement plan for the payment of amounts to all plan participants who may be affected by such limitations. In general, the total pension benefit due an individual will be the same as that calculated under the Corporation's salaried pension plan as if such federal benefit limitations did not exist. Accordingly, the benefits shown have not been reduced by such limitations.

(3) Final average earnings is the average of the highest consecutive five of the last ten years' annual earnings as of June 1 of each year. Covered compensation includes only salary and such amount in the Summary Compensation Table is substantially the amount covered for 1993 for the individuals named. The five year average earnings for the named executive officers and their estimated credited years of service are: Mr. Birkenruth $190,120 and 34 years; Mr. Hassell, $120,160 and 32 years; Mr. Safft, $144,140 and 8 years; Mr. Wachob, $109,930 and 11 years; Mr. Soffer, $81,900 and 15 years.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

This report is submitted by the Compensation and Organization Committee of the Corporation's Board of Directors (the "Committee"). This Committee report describes the components of the Corporation's executive officer compensation programs for 1993 and the basis on which compensation determinations were made with respect to the executive officers of the Corporation.

Compensation and Organization Committee Interlocks and Insider Participation

The Corporation's executive compensation program is administered by the Compensation and Organization Committee of the Board of Directors, composed of three independent non-employee Directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee members are: Wallace Barnes (Chairperson of the Committee), Donald
J. Harper, and Leonard R. Jaskol.

Philosophy

The executive compensation philosophy is to align executive compensation with the long-term success of the business and increases in shareholder value, and to be able to attract, retain, and reward executive officers whose contributions are critical to the long-term success of the Corporation. The guiding principles for compensation decisions are to:

    . Provide a competitive total annual cash compensation package that targets the 50th percentile of a broad spectrum of manufacturing industries, to enable the Corporation to attract and retain executives. Key elements of the executive compensation program are base salary, the possibility of a bonus under the Annual Incentive Compensation Program, and stock option grants.

    . Integrate compensation with the achievement of annual and long-term goals.

    . Reward above average corporate performance, and individual initiative and achievement.

    . Provide stock option grants to create long-term incentives that are consistent with the interests of shareholders.

Base Salaries

The Committee establishes salary ranges for executives by reviewing positions with similar responsibilities in the marketplace. The Corporation obtains information on such positions for a broad spectrum of manufacturing industries through published national executive compensation survey data . The data includes a substantial number of companies beyond those reflected in the Performance Graph.

Salary adjustments are determined by considering merit increases generally being offered in the aforementioned marketplace, achievement of annual financial and other objectives by the Corporation and the business units or functions reporting to the individual, the overall performance of the individual, and any changes in the individual's responsibilities. None of these factors are assigned a specific weighted value. The Corporation allows the factors to change to adapt to various individual, business, economic, and marketplace conditions as they arise. The Committee is responsible for approving recommendations for salary increases made by the President for those executives who normally report to him.

Annual Bonuses

The Annual Incentive Compensation Program has target bonuses of 50% of base salary for the President, and between 25% and 40% for the other Named Executive Officers. Subject to an overall corporate percentage of pre-tax profit limitation, actual bonuses may vary from 0% to 200% of the target bonuses depending on performance relative to plan. These amounts are determined by the performance of the Corporation (Net Income and Return on Equity - weighted essentially equally ) and each division (Controllable Profit and Return on Net Assets - weighted essentially equally) versus the annual budget goals. In general, the broader the responsibility of the executive, the larger the portion of his/her award which is based upon corporate rather than divisional results; the corporate portion ranges from 100% to 50% for the Named Executive Officers. For fiscal 1993, corporate performance substantially exceeded targeted levels. All of the Named Executive Officers received bonuses, except Mr. Safft, who resigned in September to take a position with another company.

In July of 1993, the Committee authorized a discretionary one time award of 5,000 shares of Rogers stock to Mr. Birkenruth and 1,000 shares of Rogers stock to Mr. Wachob, valued respectively at $108,750 and $21,750, for the successful divestiture of the flexible interconnections business, the restructuring of the Corporation and improved financial performance.

Stock Options

Each year, the Compensation and Organization Committee considers awards of stock options to key management personnel. Stock options are used as the primary long-term incentive vehicle. Senior management personnel (including the Named Executive Officers) are generally granted stock options annually. Other selected personnel are granted options from time to time. The number of options awarded to an executive officer is based on the individual's level in the organization, salary, the same performance criteria used to determine salary adjustments, the number of shares granted in the prior year, and the total number of shares available for grants. The Corporation does not assign specific weights to these criteria. The aggregate amount of all previous option awards and the amount of outstanding options is not taken into consideration. The options all have an exercise price equal to at least the fair market value of the Corporation's stock as of the date of grant. These options have a 10-year life (however, earlier termination is provided for retirees and others whose employment terminates prior to retirement) and vest in one-third increments on the second, third and fourth anniversary dates of the grant.

In fiscal 1993, a total of 141,500 options were granted to employees, of which 59,000 were granted to the Named Executive Officers

Chief Executive Officer Compensation

In 1993, Mr. Birkenruth received a salary increase of $6,600 (3%) at the start of the year. National survey data from a broad spectrum of manufacturing industries was considered, but the decision was heavily weighted by tight budgetary constraints.

Mr. Birkenruth received a bonus for 1993 under the Annual Incentive Compensation Plan equal to 100% of his base salary as a result of the Corporation substantially exceeding its performance target. In April 1993 he was granted options for 24,000 shares of the Corporation's stock exercisable at $16.75 per share, the fair market value as of the date of the grant. As was mentioned in the Annual Bonuses section, Mr. Birkenruth also received a one time grant of 5,000 shares of Rogers stock in recognition of the successful divestiture of the flexible interconnections business, the restructuring of the Corporation and improved financial performance.


Compliance With Internal Revenue Code Section 162(m)

Recently enacted Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million, unless certain requirements are met. The Committee has considered the impact of this new tax code provision and has determined that there is little likelihood that Rogers would pay any amounts in 1994 that would result in the loss of a Federal tax deduction under Section 162(m). Accordingly, the Committee has not recommended that any special actions be taken or any plans changed at this time.

Compensation and Organization Committee:

                                   Wallace Barnes, Chairperson
                                   Donald J. Harper, Member
                                   Leonard R. Jaskol, Member

Performance Graph

The following graph compares the cumulative total return on the Corporation's Capital Stock over the past five years with the cumulative total return on shares of companies compromising the Standard & Poor's (S & P) Industrials Index and the American Stock Exchange High Technology Index ("Amex High Tech Index"). Cumulative total return is measured assuming an initial investment of $100 on December 31, 1988 and the reinvestment of dividends.

        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG ROGERS CORPORATION, THE S & P INDUSTRIALS INDEX
                  AND THE AMEX HIGH TECH INDEX





                       GRAPH APPEARS HERE




*$100 invested on 12/31/88 in stock or index - including reinvestment of dividends.



                                             Dollars

                         1988   1989  1990  1991   1992    1993

ROGERS                   100    100    75    70     61     114

S & P INDUSTRIALS INDEX  100    129   128   168    177     193

AMEX HIGH TECH INDEX     100    102    90   155    132     146

(Textual description of performance graph for EDGAR transmission - the chart compares the performance of Rogers Capital Stock over a five-year period to the S & P Industrials Index and the AMEX High Tech Index, as reflected in the numerical data under the chart, with $100 representing the invested value in Rogers Capital Stock and the two indices at December 31, 1988).

OTHER ARRANGEMENTS AND PAYMENTS


During 1991, the Board of Directors determined that it would be in the best interests of the Corporation to ensure that the possibility of a change in control of the Corporation would not interfere with the continuing dedication of the Corporation's executive officers to their duties to the Corporation and its shareholders. Toward that purpose, the Board of Directors approved and the Corporation entered into agreements with all current executive officers, which provide certain severance benefits to them in the event of a termination of their employment during a thirty-six month period following a Change in Control (as defined in the agreements). The initial term of each agreement is three years and the term is automatically extended for additional one year periods each anniversary date of the agreement, unless either party objects to such extension. If within a thirty-six month period following a Change in Control, an Executive's employment is terminated by the Corporation without cause (as defined in the agreements) or if such Executive resigns in certain specified circumstances, then, provided the Executive enters into a two-year noncompetition agreement with the Corporation, the Executive is generally entitled to the following severance benefits: (i) twice his annual base salary plus bonus; (ii) two years of additional pension benefits; and (iii) the continuation of health and life insurance plans and certain other benefits for up to two years. The agreements provide that severance and other benefits be reduced to an amount so that such benefits would not constitute so-called "excess parachute payments" under applicable provisions of the Internal Revenue Code of 1986.

The Corporation's severance policy for regular, full-time salaried employees provides, in general, for continuation of salary payments, health insurance and certain other benefits for employees whose employment has been involuntarily terminated. The number of weeks of salary and benefits continuance is based on both length of service and annual salary level. The policy may be amended, modified or terminated at any time by the Corporation, except in the case of the current executive officers of the Corporation. Such officers may elect the benefits of either the policy in effect in November 1991, or the severance policy, if any, which may be in existence at the time each such individual's employment terminates. Commencing in November 1992, the right of executive officers to make such election may be cancelled by the Corporation on three years' notice. Each of Messrs. Birkenruth, Hassell, Wachob and Soffer would be entitled to at least one year of salary and benefit continuance upon termination of employment covered by the policy.

                           PROPOSAL 2


        PROPOSAL TO APPROVE 1994 STOCK COMPENSATION PLAN

PROPOSAL

     The Corporation has for many years used stock options as part of its overall program of compensation. On December 7,1993, the Board of Directors voted to adopt the 1994 Stock Compensation Plan (the "1994 Plan") and to submit the 1994 Plan to the Corporation's shareholders for their consideration at the 1994 Annual Meeting. A summary of the principal features of the 1994 Plan is set forth below. The 1994 Plan is attached as Exhibit A to this Proxy Statement. (The terms "stockholder(s)" and "Company" are used in the plan document and are synonymous with the respective terms "shareholder(s)" and "Corporation" used elsewhere in this proxy statement.) The following summary is general in nature and is qualified in all respects by reference to the full text of the 1994 Plan.

     The 1994 Plan is administered by the Compensation and Organization Committee of the Board of Directors (the "Committee"), the members of which are non-employee members of the Board of Directors ("Non-Employee Directors"), and permits the granting, at the discretion of the Committee, of a variety of stock incentive awards based on the Capital Stock of the Corporation. Awards under the 1994 Plan include the grants of stock options (both Incentive Options and Non-Qualified Options, as defined below), and grants of Capital Stock to Non-Employee Directors. Officers, other key employees and Non-Employee Directors of the Corporation and its subsidiaries are eligible to receive awards under the 1994 Plan.

     Subject to adjustment for stock splits and similar events, the total number of shares of Capital Stock that can be issued under the 1994 Plan is 250,000, of which no more than 50,000 shares of Capital Stock will be issued to any one individual pursuant to awards during any twelve month period. Generally, awards which are forfeited, reacquired by the Corporation, satisfied without the issuance of Capital Stock or otherwise terminated do not count against the 250,000 share total. If the 1994 Plan is approved, based solely on the closing price of the Capital Stock on the American Stock Exchange on March 8, 1994, the maximum aggregate market value of the securities available to be issued under the 1994 Plan is $6,468,750.

     Shares issued by the Corporation under the 1994 Plan may be authorized but unissued shares, or shares reacquired by the Corporation.

RECOMMENDATION

     The Board of Directors believes that the proposed 1994 Plan, which provides for a range of stock based incentive awards and permits flexibility in the terms of awards to key employees, will help the Corporation to achieve its goals by keeping the Corporation's incentive compensation program competitive with those of other companies. Accordingly, the Board of Directors believes that the 1994 Plan is in the best interests of the Corporation and its shareholders and recommends that the shareholders approve the 1994 Plan. No Capital Stock can be issued under the 1994 Plan unless the 1994 Plan is approved by the affirmative vote of the holders of at least a majority of the shares of Capital Stock represented and entitled to vote at the Annual Meeting.

     The Board of Directors recommends that the 1994 Plan be approved, and therefore recommends a vote FOR this proposal.

DESCRIPTION OF THE 1994 PLAN

     The following description of certain features of the 1994 Plan is intended to be a summary only and reference is made to the full text of the 1994 Plan.

     Plan Administration; Eligibility. The 1994 Plan is administered by the Committee, which is comprised of Non-Employee Directors of the Committee, or any other committee of not less than three Non-Employee Directors performing similar functions, as appointed from time to time by the Board of Directors. All members of the Committee must be "disinterested persons", as that term is defined under the rules promulgated by the Securities and Exchange Commission.

     The Committee has full power to select the recipients of awards, from among the officers and other key employees eligible for awards, of whom there are currently 50, to make any combination of awards and to determine the specific amount and terms of each award, all subject to the provisions of the 1994 Plan. Persons eligible to participate in the 1994 Plan will be those officers and other key employees of the Corporation and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Corporation and its subsidiaries, as selected from time to time by the Committee. Non-Employee Directors are also eligible to participate in the 1994 Plan subject to restrictions set out in the 1994 Plan. There are currently seven Non-Employee Directors.

     Stock Options Granted to Employees. The 1994 Plan permits the granting of stock options that qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the granting of stock options that do not so qualify ("Non-Qualified Options") to officers and other key employees of the Corporation and its subsidiaries. The option exercise price of each option shall be determined by the Committee but shall not be less than 100% of the fair market value of the shares as of the date of grant in the case of Incentive Options and not less than 85% of the fair market value as of the date of grant in the case of Non-Qualified Options.

     The term of each option shall be fixed by the Committee and may not exceed ten years from the date of grant. The Committee shall determine at what time or times each option may be exercised and, subject to the provisions of the 1994 Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

     Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check, by other dollar denominated instrument acceptable to the Corporation or in a "cashless exercise" transaction effected through a broker, or if the Committee so determines, by delivery of shares of Capital Stock valued at their fair market value on the exercise date.

     To qualify as Incentive Options, options must meet certain Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

     Stock Options Granted to Non-Employee Directors. Beginning in 1994, stock options will be granted to Non-Employee Directors pursuant to a stated formula in June and December of each year. Such formula provides for the automatic grant to each Non-Employee Director of a Non-Qualified Option to purchase that number of shares which is equal to one-half of $13,500 (which is equal to the current annual Non-Employee Director retainer fee) divided by the fair market value of the Capital Stock as of such date, rounded up to the nearest whole share, or a portion thereof if such person is not a Director for the entire six-month period. Such options will become exercisable six months and one day from the date of grant, and will expire ten years from the date of grant, regardless of whether such person continues to be a Director. All such options shall have an exercise price equal to the fair market value of the Capital Stock as of the date of grant.

     Non-Employee Director Stock Awards. Beginning in 1994, in June and December of each year, the 1994 Plan also provides for the automatic grant to each Non-Employee Director of shares of Capital Stock free of any restrictions, in lieu of all, or a portion, of the retainer fee due to such Non-Employee Director. The minimum number of shares granted to each Non-Employee Director shall equal $6,750 divided by the fair market value of the Capital Stock as of such date, rounded up to the nearest whole share, or a portion thereof if such person is not a Director for the entire six-month period. To the extent that a Non-Employee Director so elects, at least six months and one day prior to the applicable grant date in June or December, additional grants of Capital Stock may be made in lieu of all, or a portion, of the retainer fee greater than $6,750 (if any), due to such Non-Employee Director. Such additional Non-Employee Director Stock Award shall be equal to the number of shares determined by dividing such additional amount by the fair market value of the Capital Stock as of the date of grant, rounded up to the nearest whole share. All such stock awards may be deferred at the option of each Non-Employee Director in accordance with such rules and procedures as may from time to time be established by the Board of Directors.

     Adjustments for Stock Dividends, Mergers, Etc. The Committee shall make appropriate adjustments in connection with outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Committee in its discretion may provide for substitution or adjustments or may (subject to the provisions described below under "Change of Control Provisions") accelerate, amend or, upon such payment or other consideration with respect to the vested portion of any award as the Committee deems equitable in the circumstances, terminate such awards.

     Tax Withholding. Plan participants are responsible for the payment of any Federal, state or local taxes which the Corporation is required by law to withhold from the value of any award. The Corporation may deduct any such taxes from any payment otherwise due to the participant. Subject to certain limitations, participants may elect to have such tax obligations satisfied either by authorizing the Corporation to withhold shares of Capital Stock to be issued pursuant to an award under the 1994 Plan or by transferring to the Corporation shares of Capital Stock having a value equal to the amount of such taxes.

     Amendments and Termination. The Board of Directors may at any time amend or discontinue the 1994 Plan and the Committee may at any time amend or cancel outstanding awards (or provide substitute awards at the same or a reduced exercise or purchase price) for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action shall be taken which adversely affects any rights under outstanding awards without the holder's written consent. Moreover, no such amendment, unless approved by the shareholders of the Corporation, shall be effective if it would cause the 1994 Plan to fail to satisfy any then applicable incentive stock option rules under Federal tax law or applicable requirements of Section 16 under the Securities Exchange Act of 1934, as amended, or cause any member of the Committee to cease to be a "disinterested person" as defined in the rules promulgated thereunder. Currently, the incentive stock option regulations would require shareholder approval for an increase in the maximum number of shares issuable pursuant to Incentive Options under the 1994 Plan or a modification in eligibility requirements under the 1994 Plan, and the Exchange Act rules would currently require such approval if the amendment materially increased benefits accruing to participants under the 1994 Plan, materially increased the number of securities issuable under the Plan or materially modified eligibility requirements under the 1994 Plan.

     Change of Control Provisions. The 1994 Plan provides that in the event of a "Change in Control" (as defined in the 1994 Plan) of the Corporation all stock options shall automatically become fully exercisable, unless otherwise determined by the Committee at the time of grant. In addition, at any time prior to or after a Change of Control, the Committee may accelerate the grant of stock options and waive conditions and restrictions on any outstanding stock options, to the extent it may determine appropriate.

     New Plan Benefits. Subject to the limitations set forth in the 1994 Plan, the number of options that will be granted to the employee Directors, officers and to other key employees of the Corporation and its subsidiaries is undeterminable at this time, as any such grants are subject to the discretion of the Committee.

     The number of options that will be granted and shares that will be awarded to Non-Employee Directors of the Corporation and its subsidiaries is undeterminable at this time, as any such grant or award will be determined, by the following factors: (i) the fair market value of the Capital Stock as of the date of such grant or award, and (ii) whether any Non-Employee Director elects to receive an additional grant of Capital Stock in lieu of all, or a portion of, the annual retainer fee greater than $13,500, if any, due to such Non-Employee Director.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the principal federal income tax consequences of transactions under the 1994 Plan.

Incentive Options.

     Under the Code, a participant will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If a participant exercises an Incentive Option and does not dispose of the shares of Capital Stock acquired until the later of (a) two years from the date the option was granted or (b) one year from the date shares were transferred to the participant, the entire gain, if any, realized upon disposition of such shares will be taxable to the participant as long-term capital gain, and the Corporation will not be entitled to any deduction. If a participant disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the participant generally will realize ordinary income in the year of disposition, and, provided the Corporation complies with the applicable withholding requirements, the Corporation will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The participant will be considered to have disposed of his or her shares of Capital Stock if such participant sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition is by gift and violates the holding period requirements, the amount of the participant's ordinary income (and the Corporation's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the participant's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the participant to the alternative minimum tax.

     A participant who surrenders shares of Capital Stock in payment of the exercise price of his or her Incentive Option generally will not, under proposed Treasury Regulations, recognize gain or loss on his or her surrender of such shares. The surrender of shares of Capital Stock previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option is, however, a "disposition" of such shares. If the Incentive Option holding period requirements described above have not been satisfied with respect to such shares, such disposition will be a disqualifying disposition that may cause the participant to recognize ordinary income as discussed above.

     Under proposed Treasury Regulations, all of the shares of Capital Stock received by a participant upon exercise of an Incentive Option by surrendering shares of Capital Stock will be subject to the Incentive Option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares of Capital Stock surrendered by the employee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were Incentive Option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the participant will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Option holding period for all shares will be the same as if the option had been exercised for cash.

     An Incentive Option may not be exercised by a participant more than three months after the participant retires or otherwise terminates employment. In the case of a participant who is disabled or who dies, the three month period is extended to one year.

Non-Qualified Options.

     There are no federal income tax consequences to either an employee, a Non-Employee Director or the Corporation on the grant of a Non-Qualified Option. Upon the exercise of a Non-Qualified Option, such an individual (except as described below) has taxable ordinary income equal to the excess of the fair market value of the shares of Capital Stock received on the exercise date over the option price of the shares. The individual's tax basis for the Capital Stock acquired upon exercise of a non-qualified option is increased by the amount of such taxable income. The Corporation will be entitled to a federal income tax deduction in an amount equal to such excess, provided the Corporation complies with applicable withholding rules. Upon the sale of the Capital Stock acquired by exercise of a Non-Qualified Option, individuals will realize long-term or short-term capital gain or loss depending upon their holding period for such stock.

     Section 83 of the Code and the regulations thereunder provide that the date for reporting and determining the amount of ordinary income (and the Corporation's equivalent deduction) upon exercise of a Non-Qualified Option and for the commencement of the holding period of the shares thereby acquired by a participant who is a "Section 16(b) Person" (as defined in the Internal Revenue Code) will be delayed until the date that is the earlier of (i) six months after the date of the exercise and (ii) such time as the shares received upon exercise could be sold at a gain without the person being subject to such potential liability.

     A participant who surrenders shares of Capital Stock in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss on his or her surrender of such shares. Such an individual will recognize ordinary income on the exercise of the Non-Qualified Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

     As a result of new Section 162(m) of the Code, the Corporation's deduction for Non-Qualified Options may be limited to the extent that a "covered employee" (i.e., the chief executive officer or any one of the four most highly compensated officers who is employed on the last day of the Corporation's taxable year and whose compensation is reported in the summary compensation table in the Corporation's proxy statement) receives compensation in excess of $1,000,000 in such taxable year of the Corporation, other than performance-based compensation that otherwise meets the requirements of
Section 162(m) of the Code. The 1994 Plan is intended to meet these requirements with the result that the Corporation should not lose the benefit of any tax deductions by reason of Section 162(m).

EFFECTIVE DATE OF 1994 PLAN

     The 1994 Plan shall become effective upon approval by the holders of a majority of the shares of Capital Stock present or represented and entitled to vote at a meeting of shareholders. Grants of stock options or other awards may be made prior to such approval, but no Capital Stock will be issued prior to such approval.

                           PROPOSAL 3



    PROPOSAL TO AUTHORIZE ADDITIONAL SHARES OF CAPITAL STOCK



     The Corporation presently has 10,000,000 shares of Capital Stock authorized for issuance. At March 1, 1994, 3,234,719 shares of Capital Stock were issued and outstanding and a total of 5,772,117 shares of Capital Stock was reserved for possible future issuance: 246,819 shares for conversion of the Corporation's convertible subordinated notes; 455,568 shares for options granted but not yet exercised; 160,014 shares for options as yet ungranted; 56,298 shares for the Corporation's Employee Savings and Investment (401k) Plans; 100,000 shares (exercisable at $27 per share through June 29, 1996) for conversion of the warrant issued to PaineWebber R&D Partners II in connection with a research and development arrangement; 4,503,418 shares for the Corporation's Shareholders' Rights Plan and 250,000 shares for the Corporation's 1994 Stock Compensation Plan. Accordingly, the Corporation has only 993,164 shares available for issuance for other corporate purposes.

     The Board of Directors has recommended that the Restated Articles of Organization of the Corporation, as heretofore amended, be further amended to increase the authorized Capital Stock, $1 par value per share, from 10,000,000 shares to 25,000,000 shares. If the amendment is approved, there will be 21,765,281 shares of Capital Stock unissued without further authorization by vote of security holders. Of this total, 5,772,117 shares are currently reserved for issuance for the reasons cited in the previous paragraph. The Board of Directors believes that additional Capital Stock should be available for issuance from time to time, as required, in connection with stock distributions, future financings, acquisitions, the existing Shareholders' Rights Plan and for other corporate purposes. Any future issuance of Capital Stock, other than in a pro rata distribution, may dilute the percentage ownership of existing shareholders. At present, there are no firm plans with respect to the issuance of any of the additional shares of Capital Stock to be authorized by the proposed amendment.

     The affirmative vote of a majority of the outstanding shares of Capital Stock of the Corporation is required for adoption of this amendment to the Restated Articles of Organization.

     The Board of Directors recommends a vote FOR this proposal.

AUDIT MATTERS

It is expected that Ernst & Young, the Corporation's independent public accountants selected as the auditors for the fiscal years ended January 2, 1994 and January 1, 1995, will be represented at the annual meeting with an opportunity to make a statement if they so desire and will be available to respond to questions.

In addition to the audit of the 1993 financial statements, the Corporation engaged Ernst & Young to perform certain other services, including income tax consultation and assistance in connection with corporate tax planning.


PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 1995 Annual Meeting of Shareholders must be received by the Corporation on or before November 21, 1994 for inclusion in the Corporation's proxy statement and form of proxy.


SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, officers and employees of the Corporation may solicit proxies personally and by telephone, telegraph, telecopier or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxies and proxy soliciting materials to the beneficial owners of stock held of record by such persons and the Corporation will, upon request, reimburse them for their reasonable expenses in doing so.

                                                        Exhibit A

                       ROGERS CORPORATION
                  1994 STOCK COMPENSATION PLAN

SECTION 1.General Purpose of the Plan; Definitions.

     The name of the plan is the Rogers Corporation 1994 Stock Compensation Plan (the "Plan"). The purpose of the Plan is to advance the interests of Rogers Corporation (the "Company"), its Subsidiaries and its shareholders by providing key employees and Non-Employee Directors with an incentive to achieve superior Company performance, by encouraging them to take an equity interest in the success of the Company through Stock ownership, and by enabling the Company to attract and retain the services of key employees and Non-Employee Directors upon whose judgment, interest, and special effort the successful conduct and profitability of its operations are largely dependent.

     The following terms shall be defined as set forth below:

          "Act" means the Securities Exchange Act of 1934, as amended.

          "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, and Non-Employee Director Stock Awards.

          "Award Agreement" means the agreement (if any) executed and delivered to the Company by the recipient of an Award.

          "Board" means the Board of Directors of the Company.

          "Change of Control" is defined in Section 11.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor code, and related rules, regulations and interpretations.

          "Committee" means the Compensation and Organization Committee of the Board so long as it is composed of two or more Disinterested Persons that are "outside directors" within the meaning of Section 162(m) of the Code; if said committee at any time fails to be so composed, "Committee" shall mean a committee appointed by the Board that is so composed. No person, while a member of the Committee, shall be eligible for selection to receive an Option under the Plan, and no person shall become a member of the Committee if, within one year prior to becoming a member, that person shall have received any discretionary grant or award under any Company stock plan; provided that, notwithstanding the above, each Committee member shall be entitled to receive Non-Employee Director Stock Awards pursuant to Section 6 and Options pursuant to Section 5(b).

          "Disability" means (1) for purposes of Incentive Stock Options, disability as set forth in Section 22(e)(3) of the Code and (2) for purposes of Non-Qualified Stock Options, any medically determinable physical or mental impairment which the Committee determines generally qualifies as a "disability" for purposes of the employee benefits for which such individual is eligible.

          "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) promulgated under the Act, or any successor definition under the Act.

          "Effective Date" means January 1, 1994.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, and related rules, regulations and interpretations.

          "Fair Market Value" as of any given date means the mean of the highest and lowest selling prices for Stock as quoted in the American Stock Exchange Composite Transactions in The Wall Street Journal on the business day immediately preceding that particular date (or, if the Stock ceases to be traded on the American Stock Exchange, as determined based on such other method as is designated by the Committee).

          "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

          "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

          "Non-Employee Director Stock Award" means any Award made pursuant to Section 6.

          "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

          "Retainer Payment Date" means the day in June and day in December of each calendar year which are designated by the Company as the dates upon which is payable one half of the annual retainer fee due to a Non-Employee Director with respect to such calendar year; provided, however, that with respect to any individual who ceases to be a Non-Employee Director, "Retainer Payment Date" shall also mean the date designated by the Company on which is payable to such individual the proportionate share of the retainer fee due to such individual for his or her services as a Non-Employee Director since the later of the Effective Date or the last Retainer Payment Date.

          "Retirement" means termination of employment with the Company or its Subsidiaries (1) that, for any individual who is eligible to participate in the Rogers Corporation Pension Plan for Salaried Employees, qualifies as retirement under such plan and (2) that, for any individual who is not eligible to participate in the Rogers Corporation Pension Plan for Salaried Employees, the Committee determines generally qualifies as retirement for purposes of the employee benefits for which such individual is eligible.

          "Stock" means the Capital Stock, $1.00 par value, of the Company, subject to adjustments pursuant to Section 3.

          "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

SECTION 2.Administration of Plan; Committee Authority to Select Participants and Determine Awards, Etc.

     (a) Committee. The Plan shall be administered by the Committee. All determinations, interpretations, decisions and selections made by the Committee pursuant to this Plan shall be made by vote of a majority of the Committee present at a meeting at which a majority of members is present or by the unanimous written consent of the members of the Committee.
Determinations, interpretations, or other actions made or taken by the Committee shall be pursuant to and in accordance with the provisions of the Plan, shall be made or taken in the Committee's sole discretion and shall be final, binding and conclusive for all purposes and upon all persons whomsoever.


     (b) Powers of Committee. The Committee shall have the power and authority to grant Awards and to administer the Plan, consistent with the terms of the Plan, including the power and authority:

          (i) to select the officers and other key employees of the Company or its Subsidiaries to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options or Non-Qualified Stock Options or any combination of the foregoing, granted to such participants;

          (iii)to determine the number of shares to be covered by any Award;

          (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of Award Agreements; provided, however, that no such action may be taken with respect to outstanding Award Agreements without the consent of the optionee;

          (v) to determine and/or accelerate the exercisability or vesting of all or any portion of any Option;

          (vi) subject to the provisions of Section 5(a)(ii), to extend the period during which Options may be exercised;

          (vii)to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related Award Agreements and any other related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.Shares Issuable under the Plan; Mergers; Substitution.

     (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 250,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan so long as the Plan participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Subject to such overall limitation, shares may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no Awards for more than 50,000 shares may be granted to any one individual during any twelve-month period, subject to adjustment pursuant to
Section 3(b) below. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

     (b) Stock Dividends, Mergers, etc. In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of Stock or securities on which Awards may thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding Awards, and
(iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however to the provisions of Section 11.

     (c) Substitute Awards. The Company may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.


SECTION 4.Eligibility.

     Participants in the Plan will be those officers and other key employees of the Company or its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion. Non-Employee Directors are also eligible to participate in the Plan but only to the extent provided in Sections 5(b) and 6 below.


SECTION 5.Stock Options.

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. All Stock Options granted to Non-Employee Directors shall be Non-Qualified Options.

     No Incentive Stock Option shall be granted under the Plan following the 10th anniversary of the Effective Date.

     (a) Stock Options Granted to Employees. The Committee in its sole discretion may grant Stock Options to officers and other key employees of the Company or any Subsidiary. Stock Options granted to such employees pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (i) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options, not less than 100% of Fair Market Value as of the date of grant, and in the case of Non-Qualified Stock Options, not less than 85% of Fair Market Value as of the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than 110% of Fair Market Value as of the date of grant.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

          (iii)Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to any shares of Stock covered by unexercised Stock Options. Except as provided in Section 3(b), no adjustment shall be made for dividends or other rights, the record date for which is prior to the date of issuance of a Stock certificate which evidences the shares acquired by an optionee.

          (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

               (1) In cash, by certified or bank check or other instrument acceptable to the Company;

               (2) In the form of shares of Stock that the optionee has beneficially owned for more than six months and that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

               (3) Delivery by a broker of cash, a certified or bank check or other instrument payable and acceptable to the Company to pay the option purchase price; provided that in the event the optionee chooses to pay the option purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

     The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the applicable Award Agreement) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws.

          (v) Non-transferability of Options. An optionee who is not an individual whose profit from transactions in Stock would be subject to recovery pursuant to Section 16(b) of the Act may transfer a Non-Qualified Stock Option to a family member, trust, or charitable organization to the extent permitted by applicable law, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of such Option and this Plan. Except as permitted in the preceding sentence, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

          (vi) Termination by Reason of Death. If any optionee's employment by the Company and its Subsidiaries terminates by reason of death, the Stock Option may thereafter be exercised, to the extent exercisable at the date of death (or, in the case of Non-Qualified Stock Options only, to such greater extent as the Committee shall specify at any time), by the optionee's beneficiary or beneficiaries hereunder, for a period of one year from the date of death in the case of an Incentive Stock Option, or two years from the date of death in the case of a Non-Qualified Stock Option (or, in the case of Non-Qualified Stock Options only, such longer period as the Committee shall specify at any time), or until the expiration of the stated term of the Option, if earlier. Each optionee may name, from time to time, any beneficiary or beneficiaries hereunder (who may be named contingently or successively) to whom shall be transferred any rights under any Stock Options which survive the optionee's death. Each designation will revoke all prior designations by the same optionee, shall be in a form prescribed by the Company, and shall be effective only when filed by the optionee in writing with the Company during his or her lifetime. In the absence of any such designation, any rights under any Options which survive the optionee's death shall be rights of his or her estate.

          (vii)Termination by Reason of Disability or Retirement.

               (1) Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination (or, in the case of Non-Qualified Stock Options only, to such greater extent as the Committee shall specify at any time), for a period of one year from the date of such termination of employment in the case of an Incentive Stock Option, or two years from the date of such termination of employment in the case of a Non-Qualified Stock Option (or, in the case of Non-Qualified Stock Options only, such longer period as the Committee shall specify at any time), or until the expiration of the stated term of the Option, if earlier.

               (2)(A) Any Non-Qualified Stock Option held by an optionee whose employment by the Company and its Subsidiaries has terminated by reason of Retirement shall become immediately vested and exercisable in full and may thereafter be exercised for a period of five years (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

               (B) Any Incentive Stock Option held by an optionee whose employment by the Company and its Subsidiaries has terminated by reason of Retirement shall become immediately vested and exercisable in full and may thereafter be exercised for a period of three months from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

               (3) The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability or Retirement.

          (viii) Other Termination. If an optionee's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, or Retirement, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of employment (or, in the case of Non-Qualified Stock Options only, to such greater extent as the Committee shall specify at any time), for a period of three months (or, in the case of Non-Qualified Stock Options only, such longer period as the Committee shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

          (ix) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries or any parent corporation become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

          (x) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan except as otherwise provided in the Plan.

(b)  Stock Options Granted to Non-Employee Directors.

          (i) Automatic Grant of Options. Each Non-Employee Director shall automatically be granted, as of each Retainer Payment Date, a Non-Qualified Stock Option to purchase a number of shares of Stock equal to $6,750 (or, with respect to any individual who has become or ceased to be a Non-Employee Director since the later of the Effective Date or the last Retainer Payment Date, an amount equal to a prorated portion of $6,750 as determined on an equitable basis by the Company (the "Partial Retainer")) divided by the Fair Market Value of the Stock as of the date the Option is to be granted, rounded up to the nearest whole share. The exercise price per share for the Stock covered by a Stock Option granted to a Non-Employee Director under this Section 5(b) shall be equal to the Fair Market Value of the Stock as of the date the Stock Option is granted.

          (ii) Exercise; Termination; Non-transferability. Except as provided in Section 11, each Option granted under Section 5(b) may first be exercised in whole or in part by the Non-Employee Director to whom it is granted (or, in the case of the death of the Non-Employee Director, his or her beneficiary designated in accordance with Section 5(a)(vi)) on the date which is six months and one day after the date as of which it was granted and shall thereafter be exercisable by the Non-Employee Director (or, in the case of the death of the Non-Employee Director, his or her beneficiary designated in accordance with Section 5(a)(vi)) until the tenth anniversary of the date such Option is granted regardless of whether the Non-Employee Director continues to be a Director. Except as specifically provided for in this Section 5(b), Options granted under this Section 5(b) shall be subject to the same terms and conditions as are generally applicable to Non-Qualified Stock Options granted under the Plan, including, without limitation, the restrictions on transferability contained in Section 5(a)(v).

          (iii)Limited to Non-Employee Directors.  The provisions of this
     Section 5(b) shall apply only to Options granted or to be granted to Non-Employee Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under this Plan to a participant who is not a Non-Employee Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 5(b) shall govern the rights and obligations of the Company and Non-Employee Directors respecting Options granted or to be granted to Non-Employee Directors. The provisions of this Section 5(b) which affect the price, date of exercisability, option period or amount of shares under an Option shall not be amended more than once in any six-month period, other than to comport with changes in the Code or ERISA.


SECTION 6.Non-Employee Director Stock Awards.

     (a) Stock Awards. Subject to Section 6(b) below, each Non-Employee Director shall be granted, as of each Retainer Payment Date, shares of Stock free of any restrictions (except as otherwise provided in the Plan) in lieu of all, or a portion, of the annual retainer fee due to such Non-Employee Director. The number of shares granted hereunder shall equal $6,750 (or, with respect to any individual who has become or ceased to be a Non-Employee Director since the later of the Effective Date or the last Retainer Payment Date, an amount equal to the Partial Retainer) divided by the Fair Market Value of the Stock as of the date of grant, rounded up to the nearest whole share. The preceding sentence shall not be amended more than once in any six-month period, other than to comport with changes in the Code or ERISA. To the extent that the retainer fee to be paid to a Non-Employee Director as of any

 Retainer Payment Date exceeds $6,750 (or, with respect to any individual who has become or ceased to be a Non-Employee Director since the later of the Effective Date or the last Retainer Payment Date, an amount equal to the Partial Retainer), the Non-Employee Director may irrevocably elect to receive all or a portion of such excess amount in the form of an additional Non-Employee Director Stock Award hereunder, provided such election is made at least six months and one day before the applicable Retainer Payment Date.
Such additional Non-Employee Director Stock Award shall be equal to the number of shares determined by dividing such excess amount by the Fair Market Value of the Stock as of the date of grant, rounded up to the nearest whole share.

     (b) Deferral of Awards. Each Non-Employee Director who is entitled to an Award under Section 6(a) above, will have the right to defer up to 100% of the annual retainer fee due to such Non-Employee Director including any portion thereof to be awarded in Stock pursuant to Section 6(a) above, in accordance with such rules and procedures as may from time to time be established by the Company for that purpose. Dividends, if any, which would have been paid on any Stock so deferred, but for such deferral, will be payable to the Non-Employee Director at the same time and in the same manner as the shares of Stock to which they relate.


SECTION 7.   Tax Withholding.

     (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) Payment in Shares. Subject to the consent or disapproval of the Committee, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is a director or officer of the Company within the meaning of Section 16(b) of the Act, the following additional restrictions shall apply:

          (A) the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section 7(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, (2) at least six months and one day prior to the date as of which the receipt of such an Award first becomes a taxable event for Federal income tax purposes, or (3) incident to death, Retirement, Disability or other termination of employment;

          (B)  such election shall be irrevocable; and

          (C) such election shall not be made within six months of the date of grant of the Award.

SECTION 8.   Transfer, Leave of Absence, Etc.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company or the Subsidiary, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.


SECTION 9.   Amendments and Termination.

     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's written consent. However, no such amendment, unless approved by the shareholders of the Company, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code, or cause transactions under the Plan to fail to satisfy the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment, or to cause any member of the Committee to cease to be a Disinterested Person with respect to this Plan or any other plan of the Company.

SECTION 10.   Status of Plan.

     With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.


SECTION 11.  Change of Control.

     Upon the occurrence of a Change of Control as defined in this
Section 11:

     (a) Each Stock Option shall automatically become fully exercisable unless the Committee shall otherwise expressly provide at the time of grant.

     (b) "Change of Control" shall mean the occurrence of any one of the following events:

          (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

          (ii) persons who, as of the Effective Date, constitute the Company's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a Director of the Company subsequent to the Effective Date whose nomination or election was approved by at least a majority of the Directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

          (iii)the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

          (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


SECTION 12.   General Provisions.

     (a)  No Distribution, Compliance with Legal Requirements.  The
Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof for purposes of federal securities laws. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.


SECTION 13.  Rights of Employees.

     Nothing in the Plan shall interfere with or limit in any way the right of the Company or Subsidiary to terminate any individual's employment at any time, nor confer upon any individual any right to continue in the service of the Company or any Subsidiary. No individual shall have a right to be granted a Stock Option pursuant to the terms of the Plan or, having received a Stock Option, to again be granted a Stock Option.


SECTION 14.  Governing Law.

     The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.


SECTION 15.   Effective Date of Plan.

     The Plan shall become effective upon approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of shareholders. Subject to such approval by the shareholders, and to the requirement that no Stock may be issued hereunder prior to such approval, Awards may be granted hereunder by the Committee on and after adoption of the Plan by the Board.


     Executed this 28th day of February, 1994.



                                      ROGERS CORPORATION



By:  Robert M. Soffer
     Treasurer

                            APPENDIX

              GRAPHIC MATERIAL CROSS-REFERENCE PAGE



A performance graph showing a comparison of the five year cumulative total return for Rogers Corporation's Capital Stock, the Standard & Poor's Industrials Index and the American Stock Exchange High Technology Index appears on page 17. (The numbers used in the graph appear on page 17 for the purpose of the EDGAR transmission.)

                           BACK COVER



ROGERS



Rogers Corporation
One Technology Drive
P.O. Box 188
Rogers, Connecticut   06263-0188
(203) 774-9605

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                              ROGERS CORPORATION                    PROXY


     The undersigned appoints HARRY H. BIRKENRUTH and ROBERT M. SOFFER, and each or either of them, as attorneys of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rogers Corporation to be held on April 28, 1994, and at any adjournment thereof.

 1. To fix the number of and to elect a Board of Directors for the ensuing year.

 |_|  FOR all nominees listed below (except as withheld below):
      Leonid V. Azaroff, Leonard M. Baker, Wallace Barnes, Harry H. Birkenruth, Mildred S. Dresselhaus, Donald J. Harper, Gregory B. Howey, Leonard R. Jaskol, and William E. Mitchell.
      (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) in the space provided below.)

      _______________________________________________________

 |_|  WITHHOLD AUTHORITY to vote for all nominees.

 2.   To approve the Corporation's 1994 Stock Compensation Plan.

      |_|     FOR         |_|      AGAINST         |_|     ABSTAIN

 3. To amend the Corporation's Restated Articles of Organization to increase the authorized Capital Stock, $1 par value per share, to 25,000,000 shares.

      |_|     FOR          |_|     AGAINST         |_|     ABSTAIN


 4. To transact such other business as may properly come before the meeting.



         [continued and to be signed on the other side]

                PROXY [continued from other side]





    THIS PROXY WILL BE VOTED AS SPECIFIED,        Dated_________________,1994
OR WHERE NO DIRECTION IS GIVEN, WILL BE
VOTED FOR PROPOSALS 1, 2 AND 3.


                                        ___________________________



                                             ___________________________
                                                      Signature






(If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.)